                                                                  EXHIBIT 99(a)



                               PURCHASE AGREEMENT


                                    BETWEEN



                                CORESTAFF, INC.



                                      AND



                     CITADEL COMPUTER SYSTEMS INCORPORATED








                             DATED OCTOBER 2, 1997

                               TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
ARTICLE I  AUTHORIZATION AND CLOSING...............................................................................1
         1.1 Authorization of the Stock............................................................................1
         1.2 Purchase and Sale of the Stock........................................................................1
         1.3 The Closing...........................................................................................1


ARTICLE II  CONDITIONS OF CORESTAFF'S OBLIGATION AT THE CLOSING....................................................1
         2.1 Representations and Warranties, Covenants.............................................................1
         2.2 Certificate of Incorporation..........................................................................2
         2.3 First Step Software License Agreement.................................................................2
         2.4 Development Services Agreement........................................................................2
         2.5 Citadel Products Sales Agreement......................................................................3
         2.6 Registration Rights Agreement.........................................................................3
         2.7 Warrants..............................................................................................3
         2.8 Closing Documents.....................................................................................3
         2.9 Compliance with Applicable Laws.......................................................................4
         2.10 Waiver...............................................................................................4


ARTICLE III  COVENANTS.............................................................................................4
         3.1 Financial Statements and Other Information............................................................4
         3.2 Inspection of Property................................................................................6
         3.3 Restrictions..........................................................................................6
         3.4 Affirmative Covenants.................................................................................8
         3.5 Current Public Information............................................................................8
         3.6 Public Disclosures....................................................................................8
         3.7 Election of Director..................................................................................9


ARTICLE IV  TRANSFER OF RESTRICTED SECURITIES......................................................................9
         4.1 Transfer of Restricted Securities.....................................................................9


ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................10
         5.1 Organization and Corporate Power.....................................................................10
         5.2 Capital Stock and Related Matters....................................................................10
         5.3 Subsidiaries; Investments............................................................................11
         5.4 Authorization; No Breach.............................................................................11
         5.5 Financial Statements.................................................................................11
         5.6 Tax Matters..........................................................................................12



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

         5.7 Litigation, etc......................................................................................12
         5.8 Brokerage............................................................................................13
         5.9 Governmental Consent, etc............................................................................13
         5.10 ERISA...............................................................................................13
         5.11 Compliance with Laws................................................................................13
         5.12 Compliance with Securities Laws.....................................................................14
         5.13 Disclosure..........................................................................................14
         5.14 Closing Date........................................................................................14


ARTICLE VI  DEFINITIONS...........................................................................................14


ARTICLE VII  MISCELLANEOUS........................................................................................16
         7.1 Expenses.............................................................................................16
         7.2 Remedies.............................................................................................16
         7.3 CORESTAFF's Investment Representations...............................................................16
         7.4 Consent to Amendments................................................................................17
         7.5 Survival of Representation and Warranties............................................................17
         7.6 Successors and Assigns...............................................................................17
         7.7 Generally Accepted Accounting Principles.............................................................17
         7.8 Severability.........................................................................................18
         7.9 Counterparts.........................................................................................18
         7.10 Descriptive Headings; Interpretation................................................................18
         7.11 Governing Law.......................................................................................18
         7.12 Notices.............................................................................................18
         7.13. Arbitration with Respect to Certain Indemnification Matters........................................19

LIST OF EXHIBITS

Exhibit A         Certificate of Incorporation
Exhibit B         Form of First Step Software License Agreement
Exhibit C         Form of Development Services Agreement
Exhibit D         Form of Citadel Product Sales Agreement
Exhibit E         Registration Rights Agreement
Exhibit F         Form of Warrants


LIST OF SCHEDULES

Schedule 3.3(a)   Dividends
Schedule 3.3(b)   Redemptions
Schedule 3.4      Affirmative Covenants
Schedule 5.2(a)   Capital Stock
Schedule 5.3      Investments
Schedule 5.4      Authorization
Schedule 5.5(a)   Financial Statements
Schedule 5.5(b)   Contracts
Schedule 5.6      Taxes
Schedule 5.7      Litigation
Schedule 5.9      Governmental Consents
Schedule 5.10     Benefit Plans
Schedule 5.12     Compliance with Securities Laws

                               PURCHASE AGREEMENT
                     CITADEL COMPUTER SYSTEMS INCORPORATED


          THIS AGREEMENT is made as of October 2, 1997, between CITADEL COMPUTER SYSTEMS INCORPORATED, a Delaware corporation (the "COMPANY"), and CORESTAFF, INC., a Delaware corporation ("CORESTAFF"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 6 hereof.

          The parties hereto agree as follows:


                                   ARTICLE I
                           AUTHORIZATION AND CLOSING


          1.1 AUTHORIZATION OF THE STOCK. The Company shall authorize the issuance and sale to CORESTAFF of up to 2,500,000 shares (the "STOCK") of its Common Stock, par value $.01 per share (the "COMMON STOCK").

          1.2  PURCHASE AND SALE OF THE STOCK. At the Closing (as defined in
Section 1.3 below), the Company shall sell to CORESTAFF and, subject to the terms and conditions set forth herein, CORESTAFF shall purchase from the Company, 2,500,000 shares of Common Stock at a price of $.30 per share.

          1.3 THE CLOSING. The closing of the purchase and sale of the Stock to be purchased pursuant to Section 1.2 (the "CLOSING") shall take place at the offices of CORESTAFF, Inc., 5 Post Oak Road, Suite 1100, Houston, Texas 77027 at 10:00 a.m. on October 6, 1997 or at such other place or on such other date as may be mutually agreeable to the Company and CORESTAFF. At the Closing, the Company shall deliver to CORESTAFF stock certificates evidencing the Stock to be purchased by CORESTAFF, registered in CORESTAFF's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to such account as designated by the Company in the amount of $750,000.


                                   ARTICLE II
                      CONDITIONS OF CORESTAFF'S OBLIGATION
                                AT THE CLOSING

          The obligation of CORESTAFF to purchase and pay for the Stock at the Closing is subject to the satisfaction as of the Closing of the following conditions:

          2.1 REPRESENTATIONS AND WARRANTIES, COVENANTS. The representations and warranties contained in Section 5 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

          2.2 CERTIFICATE OF INCORPORATION. The Company's certificate of incorporation (the "CERTIFICATE OF INCORPORATION") shall be in the form set forth as Exhibit A hereto, shall be in full force and effect under the laws of Delaware as of the Closing and shall not have been amended or modified.

          2.3 FIRST STEP SOFTWARE LICENSE AGREEMENT. The Company shall have entered into an exclusive license agreement, in form and substance substantially similar to Exhibit B to be attached hereto prior to the Closing (the "FIRST STEP LICENSE AGREEMENT") with Millennium Computer Corp., a Subsidiary of CORESTAFF ("MILLENNIUM") and the First Step License Agreement shall not have been amended or modified and shall be in full force and effect as of the Closing. Pursuant to the First Step License Agreement, (a) Millennium will (i) develop the First Step Software program for Novell only to the Company's specifications as a full turn-key package on additional platforms necessary for marketing purposes, at no cost to the Company; provided, however, if the estimated cost for such development exceeds $250,000, Millennium has the option to withdraw the First Step Software as part of this transaction; (ii) provide platform upgrades for Novell only on a schedule to be determined by the parties and (iii) provide the Company with an exclusive license to sell the First Step Software until March 31, 1998 and (b) the Company will (i) represent and warrant to Millennium that it is satisfied with the form and substance of the First Step Software as currently developed by Millennium and (ii) agree that Millennium's liability to the Company under the First Step License Agreement or with respect to the First Step Software shall be limited to the aggregate amount of royalty payments paid to Millennium by the Company. Any additional changes to the First Step Software program will be at Millennium's sole discretion. All pricing of products and royalties payable to Millennium will be mutually agreed upon and a percentage of maintenance fees will be paid to the Company. The parties will determine the level of the company's revenue commitments on the exclusive license from October 1, 1997 through March 31, 1998. Millennium will provide technical support service on the First Step product at no cost to the Company. The Company will continue to maintain all sales relationships with existing First Step customers. In the event it is agreed that the Company will take over existing prospects from Millennium, the Company will pay an additional royalty to Millennium in an amount to be determined by both parties. Such determination will be made upon transfer of a customer of Millennium to the Company.

          2.4 DEVELOPMENT SERVICES AGREEMENT. The Company and Millennium shall have entered into a Development Services Agreement in form and substance substantially similar to Exhibit C to be attached hereto prior to the Closing (the "DEVELOPMENT SERVICES AGREEMENT"), and the Development Services Agreement shall be in full force and effect as of the Closing. Pursuant to the Development Services Agreement, Millennium will provide development services to the Company at their standard customer rate, less a ten percent discount. The Company will purchase from Millennium a minimum of $250,000 of development services from the Closing through September 1, 1998.

          2.5 CITADEL PRODUCTS SALES AGREEMENT. The Company and Millennium shall have entered into a Citadel Products Sales Agreement in form and substance substantially similar to Exhibit D to be attached hereto prior to the Closing (the "CITADEL PRODUCTS SALES AGREEMENT"), and the Citadel Products Sales Agreement shall be in full force and effect as of the Closing. Pursuant to the Citadel Product Sales Agreement, Millennium will sell the Company's products and will receive a higher royalty for sales to existing customers of CORESTAFF in an amount to be determined by the parties.

          2.6 REGISTRATION RIGHTS AGREEMENT. The Company and CORESTAFF shall have entered into a registration rights agreement in form and substance substantially similar to Exhibit E attached hereto (the "REGISTRATION RIGHTS AGREEMENT"), and the Registration Rights Agreement shall be in full force and effect as of the Closing.

          2.7 WARRANTS. The Company shall have granted two Warrants to CORESTAFF in the form of Warrants attached hereto as Exhibit F (the "WARRANTS"). The Warrants will provide that CORESTAFF will have the right to purchase an additional 2,000,000 shares of Common Stock, at an exercise price of $4 per share for the first 1,000,000 shares and an exercise price of $5 per share for the second 1,000,000 shares.

          2.8 CLOSING DOCUMENTS. The Company shall have delivered to CORESTAFF all of the following documents:

               (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 1 and Sections 2.1 through 2.7, inclusive, have been fully satisfied;

               (ii) certified copies of the resolutions duly adopted by the Board authorizing the execution, delivery and performance of this Agreement, the First Step Software License Agreement, the Development Services Agreement, the Citadel Products Sales Agreement, the Registration Rights Agreement, the Warrants and each of the other agreements contemplated hereby (collectively, the "DOCUMENTS"), the issuance and sale of the Stock and the consummation of all other transactions contemplated by this Agreement. Notwithstanding the forgoing, each of the parties hereto understands and agrees that the forms of the First Step Software License Agreement, the Development Services Agreement and the Citadel Products Sales Agreement have not been finalized prior to execution of this Agreement and each party's obligation to close this transaction is expressly subject to each party's agreement on the terms and conditions of such agreements in accordance with the provisions of Sections 2.3, 2.4 and 2.5 above.

               (iii) certified copies of the Certificate of Incorporation and the Company's bylaws, each as in effect at the Closing; and

               (iv) such other documents relating to the transactions contemplated by this Agreement as CORESTAFF or its counsel may reasonably request.

          2.9 COMPLIANCE WITH APPLICABLE LAWS. The purchase of Stock by CORESTAFF hereunder shall not be prohibited by any applicable law or governmental regulation, shall not subject CORESTAFF to any penalty, liability or, in CORESTAFF's sole judgment, other onerous conditions under or pursuant to any applicable law or governmental regulation; provided, that for purposes of this Section 2.9, the filing of a Form 3 or Schedule 13D shall be deemed not to constitute an "onerous condition," and shall be permitted by laws and regulations of the jurisdictions to which CORESTAFF is subject.

          2.10 WAIVER. Any condition specified in this Section 2 may be waived only if such waiver is set forth in a writing executed by CORESTAFF.

          2.11 WAIVER. Notwithstanding the forgoing, each of the parties hereto understands and agrees that the forms of the First Step Software License Agreement, the Development Services Agreement and the Citadel Products Sales Agreement have not been finalized prior to execution of this Agreement and each party's obligation to close this transaction is expressly subject to each party's agreement on the terms and conditions of such agreements in accordance with the provisions of Sections 2.3, 2.4 and 2.5 above.


                                  ARTICLE III
                                   COVENANTS

          3.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall deliver to the person designated to serve on the Company's board of directors by CORESTAFF (so long as CORESTAFF holds at least five percent (5%) of the Company's outstanding Common Stock):

               (a) as soon as available but in any event within 45 days after the end of each quarterly accounting period (other than the fourth fiscal quarter) in each fiscal year, unaudited statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, all prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

               (b) as soon as available but in any event within 30 days after the end of each month in each fiscal year commencing October 1997, unaudited monthly profit and loss statements of the Company and its Subsidiaries for such month and for the period from the beginning of the fiscal year to the end of such month, and balance sheets of the Company and its Subsidiaries as of the end of such month, all prepared in accordance with generally accepted accounting principles;

               (c) accompanying the financial statements referred to in paragraph (a), an Officer's Certificate stating that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

               (d) within 90 days after the end of each fiscal year, consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (i) with respect to the consolidated portions of such statements (except with respect to budget data), an opinion of an independent accounting firm of recognized national standing acceptable to CORESTAFF, provided, that Grant Thornton, LLP shall be deemed acceptable for purposes of this Section 3.1(d), and (ii) a copy of such firm's annual management letter to the Board;

               (e) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

               (f) at least 30 days prior to the beginning of each fiscal year, annual budgets prepared on a monthly basis for the Company and each of its Subsidiaries (or regions) for such fiscal year (displaying anticipated statements of income and cash flows), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from any annual budgets, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

               (g) promptly (but in any event within five business days) after the discovery or receipt of notice of any default under any material agreement to which it or any of its Subsidiaries is a party or any other event or circumstance affecting the Company or any Subsidiary which is reasonably likely to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company or any Subsidiary (including the filing of any material litigation against the Company or any Subsidiary or the existence of any material dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto; and

               (h) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 3.1 may reasonably request.

Each of the financial statements referred to in paragraphs (a) and (d) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole). Notwithstanding the foregoing, the financial statements referred to in paragraphs (a) and (d) shall be in the form of a Form 10-QSB and Form 10-KSB respectively, so long as the Company remains subject to the requirements of the Securities Exchange Act.

          3.2 INSPECTION OF PROPERTY. The Company shall permit any representatives designated by CORESTAFF (so long as CORESTAFF holds at least five percent (5%) of the Company's outstanding Common Stock) or any holder of at least 25% of the outstanding Stock, upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries; provided that the Company shall have the right to have its chief financial officer present at any meetings with the Company's independent accountants.

          3.3 RESTRICTIONS. The Company shall not without the prior written consent, which consent shall not be unreasonably withheld or delayed, of CORESTAFF so long as it is a holder of more than five percent (5%) of the Company's outstanding Stock:

               (a) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities other than the convertible preferred securities and convertible indebtedness set forth on Schedule 3.3(a);

               (b) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's equity securities (other than shares of the Company's redeemable convertible preferred securities or indebtedness as set forth in
Schedule 3.3(b)) (including, without limitation, warrants, options and other rights to acquire equity securities),

               (c) except as expressly contemplated by this Agreement (including the Company's intent to offer up to $5 million of securities from time to time as approved by

CORESTAFF, which consent shall not be unreasonably withheld), authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise), or permit any Subsidiary to authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise) of, (i) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features) or (ii) any equity securities (or any securities convertible into or exchangeable for any equity securities) or rights to acquire any equity securities, other than the issuance of equity securities by a Subsidiary to the Company or another Subsidiary, the issuance of equity securities pursuant to the exercise of currently outstanding stock options or warrants or the conversion of currently outstanding convertible securities;

               (d) merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than a wholly owned Subsidiary);

               (e) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 10% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business);

               (f) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into partnership form);

               (g) acquire, or permit any Subsidiary to acquire, any material interest in any business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture other than ordinary course transactions involving licensing or partnering on software products;

               (h) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the operation of computer software and services;

               (i) enter into, or permit any Subsidiary to enter into, any material transaction with any of its or any Subsidiary's officers, directors, employees or Affiliates or any individual related by blood, marriage or adoption to any such Person (a "RELATIVE") or any entity in which any such Person or individual owns a beneficial interest (a "RELATED ENTITY"), except for normal employment arrangements and benefit programs on reasonable terms for transactions, in accordance with past practices, and except as otherwise expressly contemplated by this Agreement; provided that in no event shall any Relative or Related Entity be employed by, render services to or receive compensation from the Company or any Subsidiary; or

               (j) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness exceeding the amounts approved therefor by the Board in the annual budget.

          3.4 AFFIRMATIVE COVENANTS. So long as CORESTAFF holds more than five percent (5%) of the Company's outstanding Common Stock, the Company shall, and shall cause each Subsidiary to:

               (a) other than as disclosed in Schedule 3.4 hereto, comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, and pay and discharge when payable all taxes, assessments and governmental charges (except to the extent the same are being contested in good faith and adequate reserves therefor have been established); and

               (b) enter into and maintain appropriate nondisclosure and noncompete agreements with its key employees.

          3.5 CURRENT PUBLIC INFORMATION. The Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission assuming the relevant holding period has elapsed and the other terms and conditions of Rule 144 are satisfied or (ii) a registration statement on Form S-2 or S-3 or similar form available to "small business issuers" or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

          3.6 PUBLIC DISCLOSURES. The Company shall not, nor shall it permit any Subsidiary to, disclose CORESTAFF's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of CORESTAFF, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to CORESTAFF describing in reasonable detail the proposed content of such disclosure and shall permit CORESTAFF to review and comment upon the form and substance of such disclosure. The parties agree that the Company will be required to file a Current Report on Form 8-K and will be required to disclose the transactions contemplated hereby in its Form 10-KSB and 10-QSB filings. The parties further agree that Citadel will issue a prior release regarding the transaction following the Closing after reasonable review and approval by CORESTAFF (except as required by law).

          3.7 ELECTION OF DIRECTOR. The Company hereby agrees to elect one representative designated by CORESTAFF to the Company's Board of Directors immediately following the Closing. The Company and Steven B. Solomon hereby agree to use their best efforts to nominate and elect such designee at all annual or special stockholder meetings at which directors are being elected until such time as CORESTAFF is the beneficial owner of less than two percent
(2)% of the Company's then outstanding Common Stock.


                                   ARTICLE IV
                       TRANSFER OF RESTRICTED SECURITIES

          4.1  TRANSFER OF RESTRICTED SECURITIES.

               (a) Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule or rules are available and (iii) subject to the conditions specified in paragraph (b) below, any other legally available means of transfer to a transferee reasonably acceptable to the Company; provided, however, that if such transferee is unacceptable to the Company, the holder shall have the right to provide the Company with a 30-day right of first offer to purchase such Restricted Securities for cash or the same payment terms offered on the terms proposed by such unacceptable transferee and if such offer is not consummated by the Company within such 30-day period, the holder shall have the right to transfer such Restricted Securities to such transferee on terms not less favorable than those offered to the Company; provided, further that such 30-day period shall be extended to 90 days in the event that such proposed transferee is a direct competitor of the Company in any material respect.

               (b) In connection with the transfer of any Restricted Securities (other than a transfer described in subparagraph 4(a)(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Hogan & Hartson L.L.P. or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Hogan & Hartson L.L.P. or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 7.3. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and Section 7.3.

               (c) Upon the request of CORESTAFF, the Company shall promptly supply to CORESTAFF or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.


                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  As a material inducement to CORESTAFF to enter into this Agreement and purchase the Stock, the Company hereby represents and warrants to CORESTAFF that:

          5.1 ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's Certificate of Incorporation and bylaws which have been furnished to CORESTAFF's counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          5.2  CAPITAL STOCK AND RELATED MATTERS.

               (a) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of 30,000,000 shares of Common Stock, of which (i) 18, 763,998 shares are issued and outstanding, 2,000,000 of which shall be reserved for issuance to CORESTAFF pursuant to the Warrants, and 12,133,164 of which shall be reserved for issuance pursuant to outstanding options or warrants (the "Outstanding Options"). As of the Closing, the Company shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans other than pursuant to and as contemplated by this Agreement, the Warrants and the Company's Stock Option Plan or as set forth in the Company Securities Exchange Act filings or as disclosed in Schedule 5.2(a) hereto. As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to this Agreement, the Warrants, and the Outstanding Options or as disclosed pursuant to Schedule 5.2(a). As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

               (b) There are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Stock hereunder, except as expressly provided herein. Based in part on the investment representations of CORESTAFF in Section
7.3 hereof, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Stock hereunder do not and will not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for this Agreement.

          5.3 SUBSIDIARIES; INVESTMENTS. Other than as set forth in Schedule 5.3, the Company does not own or hold any shares of stock or any other security or interest in any other Person or any rights to acquire any such security or interest, and the Company has never had any Subsidiary.

          5.4 AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement, the Documents and all other agreements contemplated hereby to which the Company is a party have been duly authorized by the Company. This Agreement and the Documents and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the Documents and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Stock hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Incorporation or bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound except as set forth in Schedule 5.4.

          5.5  FINANCIAL STATEMENTS.

               (a) Attached hereto as Exhibit 5.5(a) are the following financial statements (collectively the "FINANCIAL STATEMENTS") (i) audited balance sheet and statement of income, changes in stockholder's equity, and cash flow as of and for the fiscal years ended

February 28, 1995 and 1996 (the "MOST RECENT FISCAL YEAR END") for the Company, and (ii) an unaudited balance sheet and statement of income, changes in stockholders' equity, and cash flow as of and for the nine months ended November 30, 1996. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are correct and complete, fairly present the financial condition of the Company as of such dates, and are consistent with the books and records of the Company (which books and records are correct and complete). The Financial Statements for year ended February 29, 1996 were audited by Grant Thornton, LLP.

          The Company and its Subsidiaries do not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) other than: (i) liabilities set forth on most recent balance sheet (including any notes thereon delivered to CORESTAFF pursuant to Section 3.1 hereof, (ii) liabilities and obligations which have arisen after the date of such balance sheet in the ordinary course of business (none of which is a material liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iii) liabilities and obligations which have been disclosed in writing to CORESTAFF.

          5.6 TAX MATTERS. Other than as set forth in Schedule 5.6, the Company has filed all tax returns (if any) which it is required to file under applicable laws and regulations; all such returns are complete and correct in all material respects; other than as set forth in Schedule 5.6, the Company has paid all taxes due and owing by it and has withheld and paid over all taxes which it is obligated to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; the Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency; the assessment of any additional taxes for periods for which returns have been filed is not expected; no foreign, federal, state or local tax audits are pending or being conducted with respect to the Company, no information related to tax matters has been requested by any foreign, federal, state or local taxing authority and no notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and there are no unresolved questions or claims concerning the Company's tax liability. The Company has not made an election under Section 341(f) of the IRC.

          5.7 LITIGATION, ETC. Except as set forth on Schedule 5.7 (Litigation) attached hereto, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company with respect to their businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement) which could have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole; the Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries; and, to the best of the Company's knowledge, there is no basis for any of the foregoing. The Company is not subject to any judgment, order or decree of any court or other governmental agency. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

          5.8 BROKERAGE. There are no claims for brokerage commissions, finders, fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company. The Company shall pay, and hold CORESTAFF harmless against, any liability, loss or expense (including, without limitation, attorneys, fees and out-of-pocket expenses) arising in connection with any such claim.

          5.9 GOVERNMENTAL CONSENT, ETC. Other than as set forth on Schedule 5.9, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby.

          5.10 ERISA. Except as set forth on Schedule 5.10 hereto, the Company does not maintain or have any obligation to contribute to or any other liability with respect to or under (including but not limited to current or potential withdrawal liability), nor has it ever maintained or had any obligation to contribute to or any other liability with respect to or under,
(i) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state law), (ii) any "multiemployer plan" (as defined in
Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (iii) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated, (iv) any employee plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated, or (v) any other plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated. For purposes of this Section 5.10, the term "COMPANY" includes all organizations under common control with the Company pursuant to Section 414(b) or (c) of the IRC.

          5.11 COMPLIANCE WITH LAWS. The Company has not violated any law or any governmental regulation or requirement which violation would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company, and the Company has not received notice of any such violation. The Company is not subject to any clean up liability, and the Company has no reason to believe it may become subject to any clean up liability, under any federal, state or local environmental law, rule or regulation.

          5.12 COMPLIANCE WITH SECURITIES LAWS. Other than as set forth on
Schedule 5.12, the Company has complied in all material respects with all laws, rules, regulations and requirements of the Securities Act, the Securities Exchange Act and any other Federal or state securities laws. Other than as set forth on Schedule 5.12, the Company has made all filings required to be made with the Securities and Exchange Commission and all of such filings are true and correct in all material respects.

          5.13 DISCLOSURE. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items prepared or supplied to CORESTAFF by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading, in light of the circumstances under which it was made. There is no fact which the Company has not disclosed to CORESTAFF in writing and of which any of its officers, directors or executive employees is aware and which has had or might reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company.

          5.14 CLOSING DATE. The representations and warranties of the Company contained in this Section 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to CORESTAFF shall be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.


                                   ARTICLE VI
                                  DEFINITIONS

          6.1 For the purposes of this Agreement, the following terms have the meanings set forth below:

               "AFFILIATE" of any particular person or entity means any other person or entity controlling, controlled by or under common control with such particular person or entity.

               "COMMON STOCK" means the Company's common stock, par value $.01 per share.

               "INDEBTEDNESS" means all indebtedness for borrowed money (including purchase money obligations) maturing one year or more from the date of creation or incurrence thereof or renewable or extendible at the option of the debtor to a date one year or more from the date of creation or incurrence thereof, all indebtedness under revolving credit arrangements extending over a year or more, all capitalized lease obligations and all guarantees of any of the foregoing.

               "INVESTOR COMMON" means (i) the Stock issued hereunder and (ii) any Common Stock issued or issuable with respect to the Common Stock referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Investor Common, such shares shall cease to be Investor Common when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the Registration statement covering, them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

               "INVESTOR STOCK" means the Investor Common and all shares of Common Stock acquired pursuant to exercise of the Warrants.

               "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

               "OFFICER'S CERTIFICATE" means a certificate signed by the Company's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

               "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

               "RESTRICTED SECURITIES" means (i) the Stock issued hereunder and pursuant to the Warrants and (ii) any securities issued with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (A) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (B) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (C) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in
Section 7.3 have been delivered by the Company in accordance with Section 4.1(b). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 7.3.

               "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

               "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

               "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

               "SUBSIDIARY" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.


                                  ARTICLE VII
                                 MISCELLANEOUS

          7.1 EXPENSES. Each party agrees to bear its own expenses associated with the transactions contemplated hereby.

          7.2 REMEDIES. CORESTAFF and each approved transferee shall have all rights and remedies set forth in this Agreement and the Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          7.3 CORESTAFF'S INVESTMENT REPRESENTATIONS. CORESTAFF hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent CORESTAFF and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Article IV hereof. Each certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:

          "The securities represented by this certificate were originally issued on ____________ and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Purchase Agreement, dated as of September 26, 1997, between Citadel Computer Systems Incorporated (the "Company") and a certain investor, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

          7.4 CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended only with the consent of the Company and the holder of a majority of the Investor Stock, the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the Investor Stock. No other course of dealing between the Company and the holder of any Stock or any delay in exercising any rights hereunder or under the Certificate of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding.

          7.5 SURVIVAL OF REPRESENTATION AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive for a period of three years after the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by CORESTAFF or on its behalf

          7.6 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for CORESTAFF's benefit as a purchaser or holder of Stock are also for the benefit of, and enforceable by, any subsequent approved holder of such Stock. The rights and obligations of CORESTAFF under this Agreement and the agreements contemplated hereby may be assigned by CORESTAFF at any time, in whole or in part, to any Subsidiary of CORESTAFF, or any successor thereto.

          7.7 GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies.

          7.8 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating, the remainder of this Agreement.

          7.9 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          7.10 DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          7.11 GOVERNING LAW. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Texas.

          7.12 NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid), 48 hours after being deposited to the recipient by United States mail, first class, postage prepaid, or sent by facsimile. Such notices, demands and other communications shall be sent to CORESTAFF and to the Company at the address indicated below:

                           If to the Company:

                                    Citadel Computer Systems Incorporated
                                    3811 Turtle Creek Boulevard, Suite 600
                                    Dallas, TX  75219
                                    Attention:  Steven B. Solomon
                                    Tel No.:    (214) 520-9292
                                    Fax No.:    (214) 520-0034

                           If to CORESTAFF:

                                    CORESTAFF, Inc.
                                    4400 Post Oak Parkway, Suite 2000
                                    Houston, TX  77027
                                    Attention:  Kenneth R. Johnsen
                                    Tel No.:    (713) 548-3485
                                    Fax No.:    (713) 548-3430

                           with a copy to:

                                    Peter T. Dameris, Esq.
                                    CORESTAFF, Inc.
                                    4400 Post Oak Parkway, Suite 1130
                                    Houston, TX  77027
                                    Tel No.:    (713) 548-3400
                                    Fax No.:    (713) 627-1059

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          7.13 ARBITRATION WITH RESPECT TO CERTAIN INDEMNIFICATION MATTERS. THE PARTIES AGREE TO SUBMIT TO ARBITRATION, IN ACCORDANCE WITH THESE PROVISIONS, ANY DISPUTED CLAIM OR CONTROVERSY ARISING FROM OR RELATED TO THE ALLEGED BREACH OF THIS AGREEMENT OR ANY DISPUTED CLAIM MADE PURSUANT TO SECTION 2.3, THE FIRST STEP LICENSE AGREEMENT, THE FIRST STEP SOFTWARE, THE DEVELOPMENT SERVICES AGREEMENT, THE CITADEL PRODUCTS SALES AGREEMENT OR ANY OTHER DISPUTE BETWEEN THE PARTIES RELATED HERETO OR THERETO. THE PARTIES FURTHER AGREE THAT THE ARBITRATION PROCESS AGREED UPON HEREIN SHALL BE THE EXCLUSIVE MEANS FOR RESOLVING ALL DISPUTES MADE SUBJECT TO ARBITRATION HEREIN, BUT THAT NO ARBITRATOR SHALL HAVE AUTHORITY TO EXPAND THE SCOPE OF THESE ARBITRATION PROVISIONS. ANY ARBITRATION HEREUNDER SHALL BE CONDUCTED UNDER THE PROCEDURES OF THE AMERICAN ARBITRATION ASSOCIATION (AAA). EITHER PARTY MAY INVOKE ARBITRATION PROCEDURES HEREIN BY WRITTEN NOTICE FOR ARBITRATION CONTAINING A STATEMENT OF THE MATTER TO BE ARBITRATED. THE PARTIES SHALL THEN HAVE

FOURTEEN (14) DAYS IN WHICH THEY MAY IDENTIFY A MUTUALLY AGREEABLE, NEUTRAL ARBITRATOR. AFTER THE FOURTEEN (14) DAY PERIOD HAS EXPIRED, THE PARTIES SHALL PREPARE AND SUBMIT TO THE AAA A JOINT SUBMISSION, WITH EACH PARTY TO CONTRIBUTE HALF OF THE APPROPRIATE ADMINISTRATIVE FEE. IN THE EVENT THE PARTIES CANNOT AGREE UPON A NEUTRAL ARBITRATOR WITHIN FOURTEEN (14) DAYS AFTER WRITTEN NOTICE FOR ARBITRATION IS RECEIVED, THEIR JOINT SUBMISSION TO THE AAA SHALL REQUEST A PANEL OF THREE ARBITRATORS WHO ARE PRACTICING ATTORNEYS WITH PROFESSIONAL EXPERIENCE IN THE FIELD OF CORPORATE LAW, AND THE PARTIES SHALL ATTEMPT TO SELECT AN ARBITRATOR FROM THE PANEL ACCORDING TO AAA PROCEDURES. UNLESS OTHERWISE AGREED BY THE PARTIES, THE ARBITRATION HEARING SHALL TAKE PLACE IN HOUSTON, TEXAS, AT A PLACE DESIGNATED BY THE AAA. ALL ARBITRATION PROCEDURES HEREUNDER SHALL BE CONFIDENTIAL. EACH PARTY SHALL BE RESPONSIBLE FOR ITS COSTS INCURRED IN ANY ARBITRATION, AND THE ARBITRATOR SHALL NOT HAVE AUTHORITY TO INCLUDE ALL OR ANY PORTION OF SAID COSTS IN AN AWARD, REGARDLESS OF WHICH PARTY PREVAILS. THE ARBITRATOR MAY INCLUDE EQUITABLE RELIEF. ANY ARBITRATION AWARDED SHALL BE ACCOMPANIED BY A WRITTEN STATEMENT CONTAINING A SUMMARY OF THE ISSUES IN CONTROVERSY, A DESCRIPTION OF THE AWARD, AND AN EXPLANATION OF THE REASONS FOR THE AWARD.

          NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR IN ANY OF THE DOCUMENTS, IN NO EVENT WILL EITHER CORESTAFF OR THE COMPANY BE LIABLE TO THE OTHER UNDER THIS AGREEMENT, THE DOCUMENTS OR ANY OTHER COURSE OF DEALING BETWEEN THE PARTIES IN EXCESS OF THE AMOUNTS PAID TO SUCH PARTY PURSUANT TO THE PARTICULAR AGREEMENT, DOCUMENT OR TRANSACTION BETWEEN THE PARTIES THAT IS THE SUBJECT OF ANY DISPUTE.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                  CITADEL COMPUTER SYSTEMS INCORPORATED

                                  By: /s/ Steven B. Solomon
                                     ------------------------------------
                                     Name:  Steven B. Solomon
                                     Title: President


                                  CORESTAFF, INC.

                                  By: /s/ Peter T. Dameris
                                     ------------------------------------
                                     Name:  Peter T. Dameris
                                     Title: Senior Vice President




                                  For purposes of Section 3.7 hereof only:

                                  /s/ Steven B. Solomon
                                  ----------------------------------------
                                  Steven B. Solomon